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                                                                    EXHIBIT 99.1
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[LOGO OF SHOPKO]

                                         NEWS RELEASE
                                         For more information contact:
                                         Media - Sheree Olson
                                         (920) 429-4186
                                         Investors - Vicki Shamion
                                         (920) 429-7039

 SHOPKO ANNOUNCES AGREEMENT FOR MERCK TO PURCHASE PROVANTAGE HEALTH SERVICES,
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                                     INC.
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GREEN BAY, WIS. (May 4, 2000) ShopKo Stores, Inc. today announced a definitive agreement for Merck & Co., Inc. (NYSE: MRK - news) to acquire ShopKo's ProVantage Health Services, Inc. (NYSE: PHS - news) subsidiary. Merck has agreed to pay ShopKo and other ProVantage shareholders $12.25 per share in a transaction that values ProVantage at approximately $222 million. ShopKo currently owns 64.5 percent of the 18,150,000 outstanding ProVantage shares, which were trading at $7.625 at the close of trading on May 3, 2000. The boards of directors of Merck, ProVantage and ShopKo have approved the transaction. Merrill Lynch & Co. has served as financial advisor to ProVantage and has rendered a fairness opinion to the ProVantage board.

Under the terms of the proposed transaction, a subsidiary of Merck will commence a $12.25 cash tender offer for all of ProVantage's outstanding shares. ShopKo has agreed to support the transaction and tender its shares. ShopKo has also granted Merck an option to purchase its ProVantage shares under certain circumstances at the tender offer price. The tender offer, which is contingent upon customary conditions, is expected to commence on or about May 10, 2000. The acquisition is expected to close by the end of ShopKo's second quarter. ProVantage will continue to operate from its headquarters in Waukesha, Wisconsin.
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"Given ProVantage's rapid growth and the consolidation in the health care industry, we believe this transaction is in the best interest of ProVantage, Merck, ShopKo, their respective shareholders and ProVantage teammates," said William J. Podany, ShopKo chairman, president and chief executive officer. Podany described the transaction as a win-win situation. "Merck-Medco is a leader in the fiercely competitive pharmacy benefit management industry and possesses the strong capital structure necessary to fund the future growth of ProVantage. This transaction will give ShopKo more time to focus on its core discount retailing business."

ShopKo is considering various strategic and financial uses of the proceeds from the transaction, which will be approximately $143 million on a pre-tax basis. Potential uses are the acquisition or construction of stores or other retail businesses, stock repurchase, debt reduction or other corporate purposes.

THE TENDER OFFER FOR THE OUTSTANDING SHARES OF PROVANTAGE COMMON STOCK DESCRIBED IN THIS ANNOUNCEMENT HAS NOT YET COMMENCED. AT THE TIME A SUBSIDIARY OF MERCK & CO., INC. COMMENCES ITS OFFER, IT WILL FILE A TENDER OFFER STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND PROVANTAGE WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT WITH RESPECT TO THE OFFER. SECURITY HOLDERS SHOULD READ EACH OF THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT WHEN IT IS AVAILABLE BECAUSE EACH CONTAINS IMPORTANT INFORMATION. INVESTORS CAN GET THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER FILED DOCUMENTS FOR FREE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT WWW.SEC.GOV. AN OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS, AS WELL AS THE SOLICITATION/RECOMMENDATION STATEMENT, WILL BE MADE AVAILABLE TO SHAREHOLDERS OF PROVANTAGE AT NO EXPENSE TO THEM.


ShopKo Stores, Inc., a Fortune 500 company headquartered in Green Bay, Wis., operates 319 retail stores in 22 states, primarily in the Midwest, Western Mountain and Pacific Northwest regions. Retail operations include 160 specialty discount stores operating under the ShopKo name in mid-sized and larger cities, and 159 Pamida discount stores in smaller, rural

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communities. The company also serves the rapidly growing managed health care industry through its subsidiary ProVantage Health Services, Inc. ProVantage is a leading health benefit management company providing health benefit management services, pharmacy mail services, vision benefit management services and health information and clinical support services. For more information about ShopKo, Pamida or ProVantage, visit our web site at www.shopko.com.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to important factors which could cause ShopKo's actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in ShopKo's current Annual Report on Form 10-K or as may be described from time to time in ShopKo's subsequent SEC filings.

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